EXHIBIT 99.1
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[NextWave Wireless Inc. LOGO]

                                                                            News

                                                           FOR IMMEDIATE RELEASE
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                   NEXTWAVE WIRELESS COMPLETES ACQUISITION OF
                                   IPWIRELESS

    IPWIRELESS TO OPERATE AS A WHOLLY-OWNED SUBSIDIARY OF NEXTWAVE WIRELESS


SAN DIEGO, May 14, 2007 -- NextWave Wireless Inc. (NASDAQ: WAVE), a global provider of mobile broadband products and technologies to enable WIRELESS 2.0, the next generation of mobile communications, today announced that it has completed its acquisition of IPWireless Inc., a privately-held company headquartered in San Bruno, California, with research and development facilities in the United Kingdom. IPWireless will operate as a wholly-owned subsidiary of NextWave.


IPWireless is a leading supplier of TD-CDMA based mobile broadband network equipment and subscriber terminals. Mobile broadband networks utilizing IPWireless' technology have been commercially deployed in over a dozen countries. The company has been a leading force in the development of 3GPP TDD UMTS standards which serves as the foundation for its next-generation mobile TV and wireless broadband public-safety network solutions. Its TD-CDMA mobile broadband technology was recently selected by New York City as part of the deployment of a citywide, public-safety wireless network.


ABOUT NEXTWAVE WIRELESS INC.


NextWave Wireless Inc. (NASDAQ: WAVE) develops next-generation wireless broadband products and technologies for mobile device and network equipment manufacturers and for wireless service operators. The company's products and technologies are designed to make wireless broadband faster, more reliable, more accessible and more affordable. Through its NextWave Broadband subsidiary, the company is developing a family of semiconductor and network component products based on WiMAX and Wi-Fi technologies. Its PacketVideo subsidiary provides device-embedded multimedia software for mobile phones and converged devices to many of the largest wireless carriers and handset manufacturers in the world. Its GO Networks subsidiary offers commercial and municipal service providers around the globe with carrier-class, mobile Wi-Fi systems optimized for wide-area deployment. Its IPWireless subsidiary is a global provider of TD-CDMA based mobile broadband and mobile broadcast products and technologies. NextWave has obtained a licensed spectrum footprint in the U.S. that covers over 248 million people and nationwide WiMAX spectrum in Germany and Switzerland through a majority-controlled joint venture. The company intends to make its spectrum available to service providers looking to deploy next-generation wireless broadband networks that utilize NextWave's advanced wireless broadband products and technologies. Visit NextWave Wireless at www.NextWave.com.



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ABOUT IPWIRELESS

IPWireless' TD-CDMA wireless broadband technology allows operators and public safety agencies to deliver reliable and high-speed mobile broadband services to consumers, businesses, and emergency services personnel. Its TDtv solution allows UMTS operators the opportunity to offer mobile television and other multimedia services using their existing spectrum. IPWireless' mobile broadband technology was recently selected by New York City as part of the deployment of a citywide, public-safety wireless network. For more information, visit the company's Web site at WWW.IPWIRELESS.COM


NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWave, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


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MEDIA CONTACTS:


EASTERN DAYLIGHT TIME:

Michael Gury
NextWave Wireless Inc.
(203) 742-2535
mgury@NextWave.com

PACIFIC DAYLIGHT TIME:

Jon Hambidge
IPWireless Inc.
(650) 616-4263
jhambidge@ipwireless.com










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